Exhibit B

JOINT FILING AGREEMENT

In accordance with Rule 13d-l(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, $0.00 par value, of The Timken Company and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.  In evidence thereof, the undersigned hereby execute this Agreement this 7th day of August, 2014.

RELATIONAL INVESTORS MID-CAP FUND I, L.P.
RELATIONAL INVESTORS MID-CAP FUND II, L.P.

RELATIONAL COAST PARTNERS, L.P.

RELATIONAL FUND PARTNERS, L.P.

RH Fund 1, L.P.

RELATIONAL INVESTORS IX, L.P.

RELATIONAL INVESTORS XV, L.P.

RELATIONAL INVESTORS XVI, L.P.

RELATIONAL INVESTORS XX, L.P.

RELATIONAL INVESTORS XXIII, L.P.
RELATIONAL INVESTORS XXIV, L.P.

RELATIONAL CO-INVESTMENT FUND I, L.P.

By:	RELATIONAL INVESTORS, LLC
as general partner to each,

	By:	/s/ Ralph V. Whitworth
Ralph V. Whitworth, Principal

RELATIONAL INVESTORS, LLC

	By:	/s/ Ralph V. Whitworth
Ralph V. Whitworth, Principal

/s/ Ralph V. Whitworth
Ralph V. Whitworth

/s/ David H. Batchelder
David H. Batchelder